Exhibit 3.1

General Motors Company

__________________

AMENDED AND RESTATED BYLAWS

As of June 9, 2015

TABLE OF CONTENTS

Article I	MEETINGS OF STOCKHOLDERS	1

1.1	Annual Meetings.	1

1.2	Special Meetings.	1

1.3	Notice of Meetings.	2

1.4	List of Stockholders Entitled to Vote.	2

1.5	Quorum.	2

1.6	Conduct and Place of Meeting.	3

1.7	Voting; Proxies.	3

1.8	Fixing Date for Determination of Stockholders of Record.	3

1.9	Adjournments.	4

1.10	Judges.	4

1.11	Notice of Stockholder Nomination and Stockholder Business.	4

1.12	Stockholder Action by Written Consent.	8

Article II	BOARD OF DIRECTORS	9

2.1	Responsibility and Number.	9

2.2	Term; Election; Resignation; Vacancies.	10

2.3	Regular Meetings.	11

2.4	Special Meetings.	11

2.5	Quorum; Vote Required for Action.	11

2.6	Election of Chairman; Conduct of Board Meetings.	12

2.7	Ratification.	12

2.8	Written Action by Directors.	12

2.9	Telephonic Meetings Permitted.	12

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2.10	Independent Directors.	12

2.11	Access to Books and Records	13

Article III	COMMITTEES	13

3.1	Committees of the Board of Directors.	13

3.2	Election; Vacancies.	13

3.3	Procedure; Quorum.	13

3.4	Finance Committee.	14

3.5	Audit Committee.	14

3.6	Executive Compensation Committee.	14

3.7	Governance and Corporate Responsibility Committee.	14

3.8	Risk Committee	15

Article IV	OFFICERS	15

4.1	Election of Officers.	15

4.2	Chief Executive Officer.	15

4.3	President.	15

4.4	Vice Chairman of the Corporation.	15

4.5	Chief Financial Officer.	15

4.6	Treasurer.	16

4.7	Secretary.	16

4.8	Controller.	16

4.9	General Counsel.	16

4.10	General Auditor.	16

4.11	Chief Tax Officer.	16

4.12	Subordinate Officers.	16

4.13	Resignation; Removal; Suspension; Vacancies.	16

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Article V	INDEMNIFICATION	17

5.1	Right to Indemnification of Directors and Officers.	17

5.2	Advancement of Expenses of Directors and Officers.	17

5.3	Claims by Officers or Directors.	17

5.4	Indemnification of Employees.	18

5.5	Advancement of Expenses of Employees.	18

5.6	Claims by Employees.	18

5.7	Non Exclusivity of Rights.	19

5.8	Other Indemnification.	19

5.9	Insurance.	19

5.10	Nature of Rights; Amendment or Repeal.	19

Article VI	MISCELLANEOUS	19

6.1	Seal.	19

6.2	Fiscal Year.	19

6.3	Notice.	20

6.4	Waiver of Notice.	20

6.5	Voting of Stock Owned by the Corporation.	20

6.6	Form of Records.	20

6.7	Offices.	20

6.8	Amendment of Bylaws.	20

6.9	Gender Pronouns.	20

6.10	Uncertificated Stock.	21

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GENERAL MOTORS COMPANY
AMENDED ANS RESTATED BYLAWS
ARTICLE I
MEETINGS OF STOCKHOLDERS

1.1    Annual Meetings.
The annual meeting of stockholders for the election of directors, ratification or rejection of the selection of auditors, and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time and place (if any) as the chairman of the board or the board of directors shall designate. If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the board shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors. At such special meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.
1.2    Special Meetings.
(a)Call of Special Meeting. Special meetings of stockholders may be called at any time by the chairman of the board of directors or by a majority of the members of the board of directors or as otherwise provided by Delaware law, the certificate of incorporation or these bylaws. Any such special meeting shall be held on the date and at the time and place (if any) and for the purposes that are designated by the chairman or board in calling the meeting. Subject to paragraph (b) of this section, the board shall call a special meeting upon the written request (the “Meeting Request”) of the record holders of at least 25 percent of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, delivered to the secretary of the Corporation, and shall designate a date for such special meeting not more than 90 days after the date that the secretary received the Meeting Request (the “Request Delivery Date”). In fixing a date and time for any special meeting requested by stockholders, the board may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the board to call an annual meeting or special meeting.
(b)Stockholder Request for Special Meeting.
(1)Any Meeting Request shall be signed by one or more stockholders, or their duly authorized agent, that request the special meeting and shall set forth: (A) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (B) the name and address of each signing stockholder and date of signature; (C) the number of shares of each class of voting stock owned of record and beneficially by each such stockholder; (D) a description of all arrangements or understandings between any signing stockholder and any other person regarding the meeting and the matters proposed to be acted on at the meeting; (E) all information relating to each signing stockholder that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not the subject of the Meeting Request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation; and (F) the information that would be required by section 1.11 of these bylaws if the stockholder were intending to make a nomination or to bring any other matter before a stockholder meeting. A stockholder may revoke its request for a special meeting at any time by written revocation delivered to the secretary of the Corporation.
(2)The board shall have the authority to determine not to call a special meeting requested by stockholders if (A) the board has called or calls an annual or special meeting of stockholders to be held not more than 90 days after the Request Delivery Date and the purpose of such stockholder meeting includes (among any other matters properly brought before the meeting) the purpose specified in the Meeting Request; (B) within 12 months prior to the Request Delivery Date, an annual or special meeting was held that considered the purpose specified in the Meeting Request, except for the election of one or more directors; (C) the Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (D) such request was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other applicable law. The board is authorized to determine in good faith the purpose of a stockholder meeting.
(c)Conduct of Special Meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose stated in the Meeting Request; provided, however, that the board shall be able to submit additional matters to stockholders at any such special meeting.
1.3    Notice of Meetings.
Written notice (including notification by electronic means as permitted by the rules of the Securities and Exchange Commission (the “SEC”)) of each meeting of stockholders shall be given by the chairman of the board and/or the secretary in compliance with the provisions of Delaware law and these bylaws.
1.4    List of Stockholders Entitled to Vote.
The secretary shall prepare or have prepared before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting in compliance with the provisions of Delaware law and the certificate of incorporation.
1.5    Quorum.
(a)At each annual or special meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Where a separate vote by a class or classes or series of stock is required, the holders of a majority of the voting power of the shares of such class or classes or series of stock present in person or represented by proxy shall constitute a quorum for the purposes of such matter on which a separate vote is required.
(b)In the absence of a quorum pursuant to this section of the bylaws, a majority of the voting power of the outstanding shares of stock entitled to vote and present in person or by proxy, or in absence of any stockholders, any officer, may adjourn the meeting from time to time in the manner and to the extent provided in section 1.9 of these bylaws until a quorum shall attend.
(c)Shares of the Corporation’s stock belonging to the Corporation or to another entity, a majority of whose ownership interests entitled to vote in the election of directors of such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote shares of its own stock that it is entitled to vote in a fiduciary capacity.

1.6    Conduct and Place of Meeting.
(a)The chairman of the board or, if he so designates, the chief executive officer, the president, the vice chairman or a vice president of the Corporation shall preside at each meeting of the stockholders; provided, however, that if the chairman of the board does not preside and has not designated an officer of the Corporation to preside, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote and present in person or by proxy at such meeting may designate any person to preside over the meeting. The secretary of the Corporation shall record the proceedings of meetings of the stockholders, but in the absence of the secretary, the person presiding over the meeting shall designate any person to record the proceedings. The person presiding over any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
(b)The chairman of the board or the board of directors may designate any place, either within or without the State of Delaware, as the location for any meeting of stockholders, and may, in his or its sole discretion, determine that a virtual meeting of stockholders by means of remote communication shall be held in addition to or instead of a physical meeting as permitted by Delaware law.
1.7    Voting; Proxies.
Each stockholder entitled to vote shall be entitled to vote in accordance with the number of shares and voting powers of the voting shares held of record by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him at such meeting by proxy, but such proxy, whether revocable or irrevocable, shall comply with the applicable requirements of Delaware law. Voting at meetings of stockholders, on matters other than the election of directors, need not be by written ballot unless the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting present in person or by proxy at such meeting shall so determine. All elections and questions shall, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the Corporation, the certificate of incorporation, or section 2.2 or any other provision of these bylaws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting. Votes cast “for” or “against” and “abstentions” with respect to a matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.
1.8    Fixing Date for Determination of Stockholders of Record.
To determine the stockholders of record for any purpose, the board of directors may fix a record date; provided that the record date shall not precede the date upon which the board adopts the resolution fixing the record date; and provided further that the record date shall be: (a) in the case of determination of stockholders entitled to receive notice of or to vote at any meeting of stockholders or adjournment thereof, not more than 60 nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, in accordance with section 1.12 of these bylaws; and (c) in the case of any other action, not more than 60 days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board may choose to fix a new record date for the adjourned meeting.

1.9    Adjournments.
The person presiding over any meeting of stockholders, annual or special (other than a special meeting requested by stockholders in accordance with section 1.2(a) of these bylaws in the absence of a quorum), may adjourn the meeting from time to time to reconvene at the same or some other place. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
1.10    Judges.
All votes by ballot at any meeting of stockholders shall be conducted by one or more judges appointed for the purpose, either by the board of directors or by the person presiding over the meeting. The judges shall decide upon the qualifications of voters, count the votes, and report the result in writing to the secretary of the meeting.
1.11    Notice of Stockholder Nomination and Stockholder Business.
At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the board of directors in accordance with the Stockholders Agreement dated October 15, 2009 among the Corporation, the United States Department of the Treasury, 7176384 Canada Inc., and UAW Retiree Medical Benefits Trust and, for the limited purposes set forth therein, General Motors LLC or by any stockholder entitled to vote for the election of directors who complies with the notice requirements set forth in this section. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, including, as applicable, matters covered by Rule 14a-8 under the Exchange Act; (b) otherwise properly brought before the meeting by or at the direction of the board; or (c) otherwise properly brought before the meeting by a stockholder pursuant to the notice requirements of this section.
A stockholder who intends to make a nomination for the election of directors or to bring any other matter before a meeting of stockholders must give notice of his intent in writing or by electronic transmission. Such notice must be received by the secretary, in the case of an annual meeting not more than 180 days and not less than 120 days before the date of the meeting, or in the case of a special meeting, not more than 15 days after the day on which notice of the special meeting is first mailed to stockholders. Notwithstanding the preceding sentence, requests for inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act, if applicable, shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule.
As to matters sought to be included in any proxy statement of the Corporation, stockholders shall comply with Rule 14a-8 under the Exchange Act, if applicable, rather than this section 1.11.
As to matters not sought to be included in any proxy statement of the Corporation, a stockholder’s notice (if required) shall state:

(a)the name and address of the stockholder of the Corporation who intends to make a nomination or bring up any other matter and the name and address of any Stockholder Associated Person covered by clauses (c), (d), or (e) below;
(b)a representation that the stockholder is a holder of the Corporation’s voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;
(c)as to the stockholder and any Stockholder Associated Person of the stockholder,
(i)the class, series, number and principal amount, as applicable, of all securities of the Corporation which are owned of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,
(ii)the class, series, number and principal amount, as applicable, of, and the nominee holder for, all securities of the Corporation owned beneficially but not of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice, and
(iii)a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or by any such Stockholder Associated Person, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests;
(d)if the stockholder intends to make a nomination for the election of directors,
(i)the name, age, business address and residence address of each nominee proposed by such stockholder (a “Proposed Nominee”) and the name and address of any Proposed Nominee Associated Person covered by any of subclauses (ii) through (v) of this paragraph,
(ii)the class, series, number and principal amount, as applicable, of all securities of the Corporation that are beneficially owned or owned of record by such Proposed Nominee and by any such Proposed Nominee Associated Person,
(iii)a description of all Derivative Interests that have been entered into, as of the date of the notice, by or on behalf of such Proposed Nominee or any such Proposed Nominee Associated Person, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests,
(iv)a description of all arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any Proposed Nominee or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, and
(v)all other information relating to any Proposed Nominee, any Proposed Nominee Associated Person, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the SEC in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation;

(e)if the stockholder intends to make a proposal other than a nomination,
(i)a description of the matter,
(ii)the reasons for proposing such matter at the meeting,
(iii)a description of any material interest of the stockholder or any Stockholder Associated Person, individually or in the aggregate, in the matter, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom,
(iv)a description of all arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and
(v)all other information relating to the proposal, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the SEC in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation;
(f)to the extent known by the stockholder, the name and address of any other security holder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such stockholder or any other matter such stockholder intends to propose; and
(g)a representation as to whether the stockholder intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding voting stock required to approve or adopt the proposal or to elect the Proposed Nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
Notice of intent to make a nomination shall be accompanied by the written consent of each Proposed Nominee to serve as director of the Corporation and by his agreement to comply with all applicable laws and regulations (including stock exchange rules) regarding service as a director of the Corporation and with the Corporation’s policies applicable to similarly situated directors, including but not limited to retirement age, limits on number of outside board memberships, codes of conduct, conflicts of interest, confidentiality, and stock ownership and trading policies, if elected. Upon the Corporation’s request, each Proposed Nominee will complete a written questionnaire in the form provided by the Secretary of the Corporation with respect to the Proposed Nominee’s background and qualifications and deliver it within the time prescribed by delivery of notice in this section 1.11. The Corporation is not permitted to include in its proxy materials (including but not limited to the Notice of Meeting, Proxy Statement, Form of Proxy, and Written Ballot) any information about any Proposed Nominee except to the extent required by applicable law.
If, after the submission of a stockholder’s notice, any material change occurs in the information set forth in the stockholder’s notice to the Corporation or the written questionnaire of the Proposed Nominee required by this section 1.11, including, but not limited to, any material increase or decrease in the percentage of the class or series of securities of the Corporation held or beneficially owned (including actual or notional number, principal amount or dollar amount of any securities underlying or subject to Derivative Interests), the stockholder shall promptly provide further written notice to the Corporation of that change and a statement updating all changed information as of the date of the further written notice. An acquisition or disposition of beneficial ownership of any number or principal amount of any securities of the Corporation (including an increase or decrease in actual or notional number, principal amount or dollar amount of any securities underlying or subject to Derivative Interests) in an aggregate amount equal to one percent or more of the class or series of securities outstanding shall be deemed “material” for purposes of this section 1.11; acquisitions or dispositions or increases or decreases of less than those amounts may be material, depending upon the facts and circumstances.
At the meeting of stockholders, the presiding officer may declare out of order and disregard any nomination or other matter not presented in accordance with this section.
Notwithstanding the foregoing provisions of this section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the Corporation. For purposes of this section 1.11, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of stockholders.
For purposes of this section 1.11:
(1)“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of securities of the Corporation owned of record or beneficially by such stockholder and (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person;
(2)“Proposed Nominee Associated Person” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of securities of the Corporation owned of record or beneficially by such Proposed Nominee and (iii) any person directly or indirectly controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; and
(3)“Derivative Interest” shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the Corporation, in any such case whether or not it is subject to settlement in any security of the Corporation or otherwise and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the stockholder, Stockholder Associated Person, Proposed Nominee, or Proposed Nominee Associated Person (as applicable), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the Corporation or otherwise; provided, however, that Derivative Interests shall not include: (a) rights of a pledgee under a bona fide pledge of any security of the Corporation; (b) rights applicable to all holders of a class or series of securities of the Corporation to receive securities of the Corporation pro rata, or obligations to dispose of securities of the Corporation, as a result of a merger, exchange offer or consolidation involving the Corporation; (c) rights or obligations to surrender any number or principal amount of securities of the Corporation, or have any number or principal amount of securities of the Corporation withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of any securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (d) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the Corporation held by current or former directors, employees, consultants or agents of the Corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.
1.12    Stockholder Action by Written Consent.
(a)Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this section. Following receipt of the notice, the board shall have ten days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted. If the board fails within ten days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this section; except that, if prior action by the board is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.
(b)Notice Requirements. Any stockholder’s notice required by paragraph (a) of this section must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must state (i) the information required by section 1.11 as though such stockholder was intending to make a nomination or to bring any such other matter before a meeting of stockholders, and as though such stockholder was not seeking to include any such nomination or other matter in the proxy statement of the Corporation and (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the Corporation).
In addition to the foregoing, the notice must state as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or consent solicitation statement to stockholders of at least the percentage of the Corporation’s outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (ii) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent. The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.
(c)Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this section, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(d)Delivery of Consent. Consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.
In the event of the delivery to the Corporation of Consents, the secretary of the Corporation, or such other officer of the Corporation as the board of directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by stockholder consent as the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or replacement of one or more members of the board, the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, shall promptly designate two persons, who shall not be members of the board, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, under this section. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the board may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records.
In conducting the investigation required by this section, the secretary of the Corporation, such other officer of the Corporation as the board may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(e)Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (d) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware law and the certificate of incorporation, which will be all the outstanding shares entitled to vote thereon.
(f)Challenge to Validity of Consent. Nothing contained in this section 1.12 shall in any way be construed to suggest or imply that the board of directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the Corporation, such other officer of the Corporation as the board may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
ARTICLE II
BOARD OF DIRECTORS
2.1    Responsibility and Number.
The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors. Subject to the provisions of the certificate of incorporation and any certificates of designation for preferred stock, the board of directors shall consist of such number of directors as may be determined from time to time by resolution adopted by a vote of a majority of the entire board of directors. No board vacancy shall exist as long as the number of directors in office is equal to the number of directors designated by the board in a resolution in accordance with the certificate of incorporation and this bylaw.
2.2    Term; Election; Resignation; Vacancies.
(a)Term. Each nominee elected by the stockholders to serve as a director shall hold office for a term commencing on the date of the stockholder meeting at which he was elected, or such later date as shall be determined by the board of directors, and ending on the next annual meeting of stockholders. Each elected director shall hold office until his successor is elected and qualified, unless he dies, resigns or otherwise leaves the board before then.
(b)Election of Directors. Nominations of candidates for election as directors at any stockholder meeting at which directors will be elected may be made (i) by the board, or (ii) by any stockholder entitled to vote at such meeting who has complied with section 1.11 of these bylaws.
(c)Majority Voting. Except as provided in paragraph (d) below, to be elected a director at any stockholder meeting, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present. For purposes of this section 2.2, a majority of votes cast means that the number of votes “for” a nominee must exceed 50 percent of the votes cast with respect to the election of that nominee (excluding any abstentions).
(d)Contested Elections. The nominees for director who receive a plurality of the votes cast in a “Contested Election” at a meeting at which a quorum is present will be elected. An election of directors will be considered a “Contested Election” if (i) the secretary receives proper notice under section 1.11 of these bylaws that a stockholder (the “Nominating Stockholder”) intends to make a nomination at such meeting, (ii) the number of nominated individuals including the Nominating Stockholder’s nominees would exceed the number of directors to be elected, and (iii) the notice has not been withdrawn by the 14th day before the date that the Corporation begins mailing its notice of such meeting to stockholders, unless the Board determines in its reasonable judgment that the Nominating Stockholder’s nominee or nominees are likely to receive less than 0.01 percent of the votes cast in such election. Such a determination may be based on a variety of factors, including but not limited to the number of votes received by candidates nominated by the Nominating Stockholder at previous stockholder meetings.
(e)Resignation and Replacement of Unsuccessful Incumbents.
(i)Before the board can nominate any incumbent director for reelection to the board by majority voting under paragraph (c) of this section, such director must submit an irrevocable resignation that will become effective if,:

(a)	He does not receive a majority of the votes cast, as calculated pursuant to paragraph (c) above; and

(b)	The board accepts his resignation in accordance with this paragraph (c).
(ii)Within 90 days of receiving the certified vote pertaining to any election of directors by stockholders by majority voting in which an incumbent director failed to receive a majority of the votes cast, the board shall consider the recommendation of the governance and corporate responsibility committee and determine whether to accept the resignation of the unsuccessful incumbent. The board shall accept the resignation of any unsuccessful incumbent unless it determines that for compelling reasons it is in the best interests of the Corporation for him to continue serving as a director. The committee in making its recommendation and the board in making its determination may consider any factors they determine appropriate. Unless the board makes such a determination, the board shall not elect or appoint any unsuccessful incumbent to the board for at least one year after such annual meeting.
(iii)If the board accepts the resignation of an unsuccessful incumbent, the governance and corporate responsibility committee shall promptly recommend a candidate to the board to fill any resulting vacancy, and the board shall promptly consider and act upon that recommendation.
(f)Other Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the chairman of the board or to the secretary. A resignation is effective when the resignation is delivered unless the resignation specifies (i) a later effective date or (ii) an effective date determined upon the occurrence of a specified event.
(g)Removal. Any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of all classes of stock entitled to vote at the election of directors.
(h)Filling a Vacancy. Any vacancy occurring in the board for any reason may be filled by a majority of the members of the board then in office, even if they do not constitute a quorum. Each director so elected shall hold office for a term expiring at the same time as the terms of the directors serving at the time he joins the board. Each such director shall hold office until his successor is elected and qualified, unless he dies, resigns or otherwise leaves the board before then.
2.3    Regular Meetings.
Unless otherwise determined by resolution of the board of directors, a meeting of the board for the election of officers and the transaction of such other business as may come before it shall be held as soon as practicable following the annual meeting of stockholders, and other regular meetings of the board shall be held as designated by the chairman of the board.
2.4    Special Meetings.
Special meetings of the board of directors may be called by the chairman of the board, or the chairman of the board may by written designation appoint the chief executive officer, the president, the vice chairman, or a vice president of the Corporation to call such meeting. Special meetings may also be called by the lead director, or if there is no lead director, the chairman of the governance and corporate responsibility committee or by written request of one-third of the directors then in office. The place, date, and time of a special meeting shall be fixed by the person or persons calling the special meeting. Notice of a special meeting of the board of directors shall be sent by the secretary of the Corporation to each director who does not waive written notice (either in writing or by attendance at such meeting) either by first class United States mail at least four days before such meeting, or by overnight mail, courier service, electronic transmission, or hand delivery at least 24 hours before the special meeting or such shorter period as is reasonable under the circumstances. Unless such notice indicates otherwise, any business may be transacted at a special meeting.
2.5    Quorum; Vote Required for Action.
At all meetings of the board of directors, one-third of the total number of directors then in office, shall be necessary to constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation, or these bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

2.6    Election of Chairman; Conduct of Board Meetings.
In its sole discretion based on current circumstances, the board of directors shall annually elect one of its members to be chairman of the board and shall fill any vacancy in the position of chairman of the board with a director at such time and in such manner as the board shall determine. A director may be removed from the position of chairman of the board at any time by the affirmative vote of a majority of the board. The chairman of the board may but need not be an officer or employed in an executive or any other capacity by the Corporation. If the chairman of the board is not an Independent Director, the board of directors shall designate a lead director, elected by and from the Independent Directors, with such responsibilities as the board may determine.
The chairman of the board shall preside at meetings of the board and lead the board in fulfilling its responsibilities as defined in section 2.1.
In the absence of the chairman of the board, the lead director or, if there is no lead director, the chairman of the governance and corporate responsibility committee or, in his absence, a member of the board selected by the members present, shall preside at meetings of the board. The secretary of the Corporation shall act as secretary of the meetings of the board but, in his absence, the presiding director may appoint a secretary for the meeting.
2.7    Ratification.
Any transaction questioned in any stockholders’ derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the board of directors or by the stockholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
2.8    Written Action by Directors.
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and written evidence of such consent is filed with the minutes of proceedings of the board or committee.
2.9    Telephonic Meetings Permitted.
Members of the board of directors, or any committee of the board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
2.10    Independent Directors.
Two-thirds of the individuals nominated by the board of directors as candidates for election to the board by the stockholders at the next annual meeting of stockholders shall qualify to be Independent Directors (as defined in this section).

If the board elects directors between annual meetings of stockholders, two-thirds of all directors holding office immediately after such election shall be Independent Directors.
For purposes of this section 2.10, the term “Independent Director” shall mean a director who qualifies as independent within the meaning of Rule 303A.02 of the New York Stock Exchange’s Listed Company Manual (or any successor provision).
2.11    Access to Books and Records
The records, books, and accounts of the Corporation maintained by or under the supervision of the chief financial officer, the secretary, or any other officer shall be open, during the usual hours for business of the Corporation, to the examination of any director for any purpose reasonably related to his role as a director.
ARTICLE III
COMMITTEES
3.1    Committees of the Board of Directors.
The board of directors may, by resolution passed by a majority of the total number of directors then in office (and not by a committee thereof), designate one or more committees, consisting of one or more of the directors of the Corporation, to be committees of the board. To the extent provided in any resolution of the board, these bylaws, or any charter adopted by such committee and approved by the board, and to the extent permissible under Delaware law and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Corporation.
The standing committees of the board shall include the audit committee, the governance and corporate responsibility committee, the executive compensation committee, the finance committee, and the risk committee. The board (but not a committee thereof) may designate additional committees of the board and may prescribe for each committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the Corporation. The board of directors may establish by resolution, adopted by a majority of the whole board, an administrative committee with the authority and responsibility to act on behalf of the board with regard to matters submitted to the board that, pursuant to any statement of delegation of authority adopted by the board from time to time, do not constitute issues within the sole jurisdiction of the board or any committee thereof and are not otherwise significant.
3.2    Election; Vacancies.
The members and the chairman of each committee described in sections 3.4 through 3.8 shall be elected annually by the board at its first meeting after each annual meeting of stockholders or at any other time the board shall determine. The members of other committees of the board may be designated at such time as the board may determine. Vacancies in any committee may be filled at such time and in such manner as the board shall determine.
3.3    Procedure; Quorum.
Except to the extent otherwise provided in these bylaws or any resolution of the board of directors, each committee of the board may fix its own rules and procedures.
At all meetings of any committee of the board, one-third of the members thereof shall constitute a quorum for the transaction of business. The vote of a majority of the members present at a meeting of a committee of the board at which a quorum is present shall be the act of the committee unless the certificate of incorporation, these bylaws, or a resolution of the board requires the vote of a greater number.
3.4    Finance Committee.
The finance committee shall be responsible for assisting the board of directors in its oversight of the Corporation’s financial policies and strategies, including its capital structure. In addition, the committee shall periodically receive reports regarding U.S. employee benefit plans for the purpose of reviewing the administration, financing, investment performance, risk and liability profile, and funding of such plans, in each case including with respect to regulatory compliance.
3.5    Audit Committee.
The audit committee shall have and may exercise the powers, authority, and responsibilities that are normally appropriate for the functions of an audit committee. The committee shall also annually select the independent accountants for the following calendar year, and that selection shall be submitted to the board of directors for their concurrence and to the stockholders for their ratification or rejection at the annual meeting of stockholders.
3.6    Executive Compensation Committee.
The executive compensation committee shall be responsible for matters related to executive compensation and all other equity-based incentive compensation plans of the Corporation. The committee shall determine the compensation of: (a) employees of the Corporation who are directors of the Corporation; and (b) upon the recommendation of the chief executive officer, all senior officers of the Corporation and any other employee of the Corporation who occupies such other position as may be designated by the committee from time to time. The committee shall review the compensation of any director, officer or other employee of any direct or indirect subsidiary of the Corporation as may be designated by the committee from time to time to determine if it has any objection to such compensation. The committee shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the Corporation.
In the case of any employee benefit or incentive compensation plan that affects employees of the Corporation or its subsidiaries if the compensation of such employees is determined or subject to review by the committee, such plan shall be submitted to the committee for its review before adoption by the Corporation or its subsidiary. Any such plan or amendment or modification shall be made effective with respect to employees of the Corporation only if and to the extent approved by the committee.
3.7    Governance and Corporate Responsibility Committee.
The governance and corporate responsibility committee shall be responsible for matters related to corporate governance, service on the board of directors of the Corporation, and issues associated with corporate responsibility. The committee from time to time shall conduct studies of the size and composition of the board. Prior to each annual meeting of stockholders, the committee shall recommend to the board (in accordance with the terms of the Stockholders Agreement) the individuals to constitute the nominees of the board, so that the board may solicit proxies for their election. The committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the board, for its consideration, the names of individuals for election by the board. In addition, the committee shall from time to time conduct studies and make recommendations to the board regarding compensation of directors. In addition, the committee shall oversee the Corporation’s policies and/or strategies related to corporate responsibility, sustainability and political contributions.

3.8    Risk Committee.
The risk committee shall be responsible for assisting and actively advising the board of directors in fulfilling its oversight responsibilities with regard to management’s identification, evaluation and treatment of the Company’s strategic operating risk exposures inherent in the business that could materially impact the Company’s reputation and/or operating results and the Company’s risk management framework including policies, procedures and practices employed to assess and manage its major strategic risks related to operations.
ARTICLE IV
OFFICERS
4.1    Election of Officers.
The board of directors shall elect such officers of the Corporation with the titles and duties that it designates, provided that the Corporation shall have at least two officers at any time. There may be a chief executive officer, a president, one or more vice chairmen of the Corporation, one or more vice presidents (which may include one or more executive vice presidents and/or senior vice presidents), a chief financial officer, a secretary, a treasurer, a controller, a general counsel, a general auditor and a chief tax officer. The officers, other than the chief executive officer and the president, shall each have the powers, authority and responsibilities of those officers provided by the bylaws or as the board or the chief executive officer may determine. One person may hold any number of offices. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.
4.2    Chief Executive Officer.
The chief executive officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation. He shall exercise such other powers, authority and responsibilities as the board of directors may determine.
In the absence of or during the physical disability of the chief executive officer, the board may designate an officer who shall have and exercise the powers, authority, and responsibilities of the chief executive officer.
4.3    President.
The president shall, subject to the direction and control of the board of directors and the chief executive officer, participate in the supervision of the business and affairs of the Corporation. He shall perform all duties incident to the office of president and shall have and exercise such powers, authority and responsibilities as the board of directors may determine.
4.4    Vice Chairman of the Corporation.
The vice chairman shall, subject to the direction and control of the board of directors and the chief executive officer, participate in the supervision of the business and affairs of the Corporation. He shall have and exercise such powers, authority, and responsibilities as the board of directors may determine.
4.5    Chief Financial Officer.
The chief financial officer shall be the principal financial officer of the Corporation. He shall render such accounts and reports as may be required by the board of directors or any committee of the board. The financial records, books and accounts of the Corporation shall be maintained subject to his direct or indirect supervision.

4.6    Treasurer.
The treasurer shall have direct or indirect custody of all funds and securities of the Corporation and shall perform all duties incident to the position of treasurer.
4.7    Secretary.
The secretary shall keep the minutes of all meetings of stockholders and directors and shall give all required notices and have charge of such books and papers as the board of directors may require. He shall perform all duties incident to the office of secretary and shall submit such reports to the board or to any committee as the board or such committee may request. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.
4.8    Controller.
The controller shall exercise general supervision of the accounting staff of the Corporation. He shall perform all duties incident to the position of controller and shall submit reports from time to time relating to the general financial condition of the Corporation.
4.9    General Counsel.
The general counsel shall be the chief legal officer of the Corporation and shall have general control of all matters of legal import concerning the Corporation. He shall perform all duties incident to the position of general counsel.
4.10    General Auditor.
The general auditor shall have such duties as are incident to the position of general auditor in the performance of an internal audit activity of the Corporation and shall have direct access to the audit committee. The general auditor shall be the chief risk officer of the Corporation, unless the chief executive officer designates otherwise.
4.11    Chief Tax Officer.
The chief tax officer shall have responsibility for all tax matters involving the Corporation, with authority to sign, and to delegate to others authority to sign, all returns, reports, agreements and documents involving the administration of the Corporation’s tax affairs.
4.12    Subordinate Officers.
The board of directors may from time to time appoint one or more assistant officers to the officers of the Corporation and such other subordinate officers as the board of directors may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the board or the chief executive officer may from time to time determine. The board may grant to any committee of the board or the chief executive officer the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority, and responsibilities. Each subordinate officer shall hold his position at the pleasure of the board, the committee of the board appointing him, the chief executive officer and any other officer to whom such subordinate officer reports.
4.13    Resignation; Removal; Suspension; Vacancies.
Any officer may resign at any time by giving written notice to the chief executive officer or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective.

It shall take effect at the time specified therein or, in the absence of such specification; it shall take effect upon the receipt thereof.
Any officer elected by the board of directors may be suspended or removed at any time by the affirmative vote of a majority of the board. Any subordinate officer of the Corporation may be suspended or removed at any time by the board, the chief executive officer or any other officer to whom such subordinate officer reports.
Subject to any contractual limitations, the chief executive officer may suspend the powers, authority, responsibilities and compensation of any employee, including any elected officer or appointed subordinate officer, for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.
As appropriate, the board, a committee of the board and/or the chief executive officer may fill any vacancy created by the resignation, death, retirement, or removal of an officer in the same manner as provided for the election or appointment of such person.
ARTICLE V
INDEMNIFICATION
5.1    Right to Indemnification of Directors and Officers.
Subject to the other provisions of this article, the Corporation shall indemnify and advance expenses to every director and officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending, or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (“a proceeding”), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the Corporation.
5.2    Advancement of Expenses of Directors and Officers.
The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that by final judicial decision from which there is no further right of appeal the director or officer is not entitled to be indemnified under this article or otherwise.
5.3    Claims by Officers or Directors.
If a claim for indemnification or advancement of expenses by a director or officer under this article is not paid in full within 90 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.
5.4    Indemnification of Employees.
(a)Subject to the other provisions of this article, the Corporation may indemnify and advance expenses to every employee or agent of the Corporation who is not a director or officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was an employee or agent of the Corporation. Except as set forth in paragraph (b) below, the ultimate determination of entitlement to indemnification of employees or agents who are not officers and directors shall be made in such manner as is provided by applicable law. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of the Corporation.
(b)Subject to the other provisions of this article, the Corporation shall indemnify and advance expenses to every employee or agent of the Corporation who is not a director or officer of the Corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of the Corporation.
5.5    Advancement of Expenses of Employees.
The advancement of expenses of an employee or agent who is not a director or officer shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board; provided, however, that the advancement of expenses required under section 5.4(b) of these bylaws shall be paid by the Corporation in advance of its final disposition; provided, further that the payment of expenses incurred by an employee or agent pursuant to section 5.4(a) and (b) of these bylaws in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the employee or agent to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal the employee or agent is not entitled to be indemnified under this article or otherwise.
5.6    Claims by Employees.
If a claim for indemnification or advancement of expenses by an employee or agent pursuant to section 5.4(b) of these bylaws is not paid in full within 90 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.
5.7    Non Exclusivity of Rights.
The rights conferred on any person by this article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the certificate of incorporation or of these bylaws or of any agreement, any vote of stockholders or disinterested directors or otherwise.
5.8    Other Indemnification.
The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization, or other enterprise shall be reduced by any amount such person collects as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.
5.9    Insurance.
The board of directors may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to reimburse the Corporation for any obligation which it incurs under the provisions of this article as a result of the indemnification of past, present or future directors, officers, employees, agents and any persons who have served in the past, are now serving or in the future will serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and (b) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this article, whether or not the Corporation would have the power to indemnify such persons against such liability under this article or under applicable law.
5.10    Nature of Rights; Amendment or Repeal.
The rights conferred in this article V shall be contract rights that shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of such person’s heirs, executors, administrators, or other legal representatives. Any repeal or modification of the foregoing provisions of this article shall be prospective only and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VI
MISCELLANEOUS
6.1    Seal.
The corporate seal shall have inscribed upon it the name of the Corporation, the year of its organization and the words “Corporate Seal,” and “Delaware.” The seal and any duplicate of the seal shall be in the charge of the secretary or an assistant secretary.
6.2    Fiscal Year.
The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

6.3    Notice.
Unless otherwise required by applicable law or elsewhere in these bylaws, any notice required to be given by these bylaws must be given in writing delivered in person, by first class United States mail, overnight mail or courier service, or by facsimile, electronic mail, or other electronic transmission.
6.4    Waiver of Notice.
Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Such written notice of waiver need not specify the business to be transacted at or the purpose of any regular or special meeting of the stockholders, board of directors, or committee of the board. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
6.5    Voting of Stock Owned by the Corporation.
The board of directors, the finance committee, or the chairman of the board may authorize any person and delegate to one or more officers or subordinate officers the authority to authorize any person to vote or to grant proxies to vote in behalf of the Corporation at any meeting of stockholders or in any solicitation of consent of any corporation or other entity in which the Corporation may hold stock or other voting securities.
6.6    Form of Records.
Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect records, the Corporation shall so convert such records.
6.7    Offices.
The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept outside or inside the State of Delaware.
6.8    Amendment of Bylaws.
Unless otherwise provided in the certificate of incorporation or these bylaws, the board of directors shall have power to adopt, amend, or repeal the bylaws at any regular or special meeting of the board. The stockholders shall also have power to adopt, amend, or repeal the bylaws at any annual or special meeting, subject to compliance with Article Sixth of the certificate of incorporation and the notice provisions provided in section 1.11 of these bylaws.
6.9    Gender Pronouns.
Whenever the masculine pronoun is used in these bylaws, it shall be deemed to refer to either the masculine or the feminine gender.

6.10    Uncertificated Stock
Notwithstanding any other provision in these bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates that may be required by applicable corporate securities laws.